Exhibit 23.1.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-233896-02 on Form S-3 of our report dated February 25, 2021, relating to the consolidated financial statements Duke Energy Progress, LLC and subsidiaries appearing in this Annual Report on Form 10-K of Duke Energy Progress, LLC for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP
Charlotte, North Carolina
February 25, 2021